Exhibit 99.1

AUTONATION

FOR IMMEDIATE RELEASE                                       CONTACT: OSCAR SURIS
---------------------                                             (954) 769-3576
                                                           SURISO@AUTONATION.COM



                    AUTONATION COMPLETES CONSENT SOLICITATION
                        FOR ITS 9% SENIOR NOTES DUE 2008

         FORT LAUDERDALE, FLA. (NOVEMBER 11, 2002) --- AUTONATION, INC. (NYSE:
AN) announced today that it has received the requisite consents under the consent solicitation for its $450,000,000 of 9% Senior Notes due 2008 (the "Notes") and has therefore amended the terms of the Indenture relating to the Notes. The amendment increases by $400 million the Company's capacity to make restricted payments under the terms of the Indenture, including payments for the repurchase of the Company's common stock.


ABOUT AUTONATION, INC.
----------------------

         AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America's largest retailer of both new and used vehicles. Ranked #101 on the 2002 Fortune 500, AutoNation employs approximately 30,000 people and owns and operates 372 new vehicle franchises in 17 states. Additional information is available at www.AutoNation.com, where consumers can find more than 94,000 vehicles available for sale, or at corp.AutoNation.com.

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